Exhibit 99.1

China Green Agriculture Reports the Second Quarter Fiscal Year 2016 Financial Results

With Revenue Beating the Guidance, Net income Meeting the Guidance

Provides Guidance on the Third Fiscal Quarter 2016 and Confirms Guidance on Full Year Revenues and Net Incomes

XI'AN, China, February 5, 2016 /PRNewswire-Asia-FirstCall/ --

China Green Agriculture, Inc. (NYSE: CGA; "China Green Agriculture" or the "Company"), a company mainly produces and distributes humic acid-based compound fertilizers, varieties of compound fertilizers and agricultural products through its subsidiaries in China, today announced its financial results for the second quarter ended December 31, 2015 and guidance on revenues and net incomes of the Third Fiscal Quarter 2016 and Fiscal Year 2016.

Highlights:

•	Net sales increased 5.4% to $57 million; Net income decreased 18.2% to $4.3 million with EPS of $0.12.

•	Guidance for Third Quarter of Fiscal Year 2016: Revenue of $75 million to $80 million; Net Income of $5 million to $7 million; EPS of $0.14 to $0.19 based on 37 million fully diluted shares.

•	Guidance for Fiscal Year 2016: Revenue of $257.6 million to $269.4 million; Net Income of $21.1 million to $24.1 million; EPS of $0.57 to $0.65 based on 37 million fully diluted shares.

Financial Summary

Financial Summary

Second Quarter 2016 Results (USD)

(Three Months ended December 31,2015)

	Q2 FY2016	Q2 FY2015	CHANGE (%)
Net Sales	$57 million	$54.1 million	5.4%
Gross Profit	$22.6 million	$22.9 million	(1.2)%
Net Income	$4.3 million	$5.2 million	(18.2)%
EPS (Diluted)	$0.12	$0.16	(26.3)%
Weighted Average Shares Outstanding (Diluted)	$36.9 million	$33.3 million	11.0%

(Six Months ended December 31, 2015)

	Q2 FY2016	Q2 FY2015	CHANGE (%)
Net Sales	$111.2 million	$105.4 million	5.5%
Gross Profit	$46.8 million	$47.6 million	(1.6)%
Net Income	$11.5 million	$13.3 million	(13.5)%
EPS (Diluted)	$0.32	$0.41	(22.1)%
Weighted Average Shares Outstanding (Diluted)	$36.4 million	$32.8 million	11%

Mr. Tao Li, Chairman and Chief Executive Officer of the Company, stated, “We are very pleased with our performance in business operation, generating $4.3 million net income in the second quarter ended December 31, 2015,” he concluded, " Looking ahead to the Fiscal Year 2016, we expect revenue of $257.6 to $269.4 million; net income of $21.1 to $24.1 million; and EPS of $0.57 to $0.65 based on 37 million fully diluted shares. "

Second Quarter of FY2016 Results of Operations

Total net sales for the three months ended December 31, 2015 were $56,966,000, an increase of $2,914,826, or 5.4%, from $54,051,174 for the three months ended December 31, 2014. This increase was due to an increase in net sales from all three business segments.

For the three months ended December 31, 2015, Jinong’s net sales increased $109,868, or 0.4%, to $31,302,561 from $31,192,693 for the three months ended December 31, 2014. This slight increase was mainly attributable to Jinong’s higher priced liquid fertilizer sold despite the decrease in Jinong’s sales volume during the three months ended December 31, 2015.

For the three months ended December 31, 2015, Gufeng’s net sales were $23,579,674, an increase of $1,800,867 or 8.3% from $21,778,807 for the three months ended December 31, 2014. The increase was mainly attributable to Gufeng’s expanded marketing and promotion strategy.

For the three months ended December 31, 2015, Yuxing’s net sales were $2,083,765, an increase of $1,004,091 or 93.0%, from $1,079,674 during the three months ended December 31, 2014. The increase was mainly attributable to the increase in market demand and the higher prices on Yuxing’s top-grade flowers.

Total cost of goods sold for the three months ended December 31, 2015 was $34,330,432, an increase of $3,189,252, or 10.2%, from $31,141,180 for the three months ended December 31, 2014. This increase was mainly due to the 5.4% increase in net sales and an increase in cost of raw materials.

Cost of goods sold by Jinong for the three months ended December 31, 2015 was $13,434,686, an increase of $1,120,646, or 9.1%, from $12,314,040 for the three months ended December 31, 2014. The increase in cost of goods was primarily attributable to the higher cost in raw materials.

Cost of goods sold by Gufeng for the three months ended December 31, 2015 was $19,712,848, an increase of $1,677,869, or 9.3%, from $18,034,979 for the three months ended December 31, 2014. This increase was primarily attributable to an increase in the cost of raw materials and an increase in the sales of fertilizer products.

For the three months ended December 31, 2015, cost of goods sold by Yuxing was $1,182,898, an increase of $390,737, or 49.3%, from $792,161 for the three months ended December 31, 2014. This increase was mainly due to the increase in Yuxing’s net sales.

Total gross profit for the three months ended December 31, 2015 decreased by $274,426 to $22,635,568, as compared to $22,909,994 for the three months ended December 31, 2014. Gross profit margin was 39.7% and 42.4% for the three months ended December 31, 2015 and 2014, respectively.

Gross profit generated by Jinong decreased by $1,010,778, or 5.4%, to $17,867,875 for the three months ended December 31, 2015 from $18,878,653 for the three months ended December 31, 2014. Gross profit margin from Jinong’s sales was approximately 57.1% and 60.5% for the three months ended December 31, 2015 and 2014, respectively. The decrease in gross profit margin was mainly due to the higher raw material cost and packaging cost.

For the three months ended December 31, 2015, gross profit generated by Gufeng was $3,866,826, an increase of $122,998, or 3.3%, from $3,743,828 for the three months ended December 31, 2014. Gross profit margin from Gufeng’s sales was approximately 16.4% and 17.2% for the three months ended December 31, 2015 and 2014, respectively. The decrease in gross profit percentage was mainly due to the increased weight for lower-margin products sales in Gufeng’s total sales answering to market demand.

For the three months ended December 31, 2015, gross profit generated by Yuxing was $900,867, an increase of $613,354, or 213.3% from $287,513 for the three months ended December 31, 2014.  The gross profit margin was approximately 43.2% and 26.6% for the three months ended December 31, 2015 and 2014, respectively. The increase in gross profit margin was mainly due to the higher priced top grade flowers that Yuxing sold during the three months ended December 31, 2015.

Our selling expenses consisted primarily of salaries of sales personnel, advertising and promotion expenses, freight-out costs and related compensation. Selling expenses were $5,285,103, or 9.3%, of net sales for the three months ended December 31, 2015, as compared to $1,981,065 or 3.7% of net sales for the three months ended December 31, 2014, an increase of $3,304,038, or 166.8%. The selling expenses of Yuxing were $135,466 or 6.5% of Yuxing’s net sales for the three months ended December 31, 2015, as compared to $13,935, or 1.3% of Yuxing’s net sales for the three months ended December 31, 2014. The selling expenses of Gufeng were $110,972 or 0.5% of Gufeng’s net sales for the three months ended December 31, 2015, as compared to $228,488, or 1.0% of Gufeng’s net sales for the three months ended December 31, 2014. The selling expenses of Jinong for the three months ended December 31, 2015 were $5,038,665 or 16.1% of Jinong’s net sales, as compared to selling expenses of $1,738,642, or 5.6% of Jinong’s net sales for the three months ended December 31, 2014. The increase in Jinong’s selling expenses was due to Jinong’s expanded marketing efforts and the increase in shipping costs.

Our selling expenses - amortization of our deferred assets were $8,664,752, or 15.2%, of net sales for the three months ended December 31, 2015, as compared to $10,651,432 or 18.7% of net sales for the three months ended December 31, 2014, a decrease of $1,986,680, or 18.7%. This decrease was due to the fact that some of the deferred assets were fully amortized and therefore no amortization was recorded on the fully amortized assets during the three months ended December 31, 2015.

General and administrative expenses consisted primarily of related salaries, rental expenses, business development, depreciation and travel expenses incurred by our general and administrative departments and legal and professional expenses including expenses incurred and accrued for certain litigations. General and administrative expenses were $2,905,982, or 5.1% of net sales for the three months ended December 31, 2015, as compared to $3,193,979, or 5.9%, of net sales for the three months ended December 31, 2014, a decrease of $257,758, or 8.1%. The decrease in general and administrative expenses was mainly due to the related expenses in the stock compensation awarded to the employees which amounted to $1,786,225 for the three months ended December 31, 2015 as compared to $1,786,225 for the three months ended December 31, 2014.

Net income for the three months ended December 31, 2015 was $4,267,535, a decrease of $947,902, or 18.2%, compared to $5,215,437 for the three months ended December 31, 2014. The decrease was attributable to the higher coast of good sold and increase in selling expenses offset by an increase in net sales and selling expenses. Net income as a percentage of total net sales was approximately 7.5% and 9.6% for the three months ended December 31, 2015 and 2014, respectively.

Six Months of FY2016 Results of Operations

Total net sales for the six months ended December 31, 2015 were $111,150,271, an increase of $5,797,307, or 5.5%, from $105,352,964 for the six months ended December 31, 2014. This increase was due to an increase in net sales from all three business segments.

For the six months ended December 31, 2015, Jinong’s net sales increased of $353,507, or 0.5%, to $66,010,365 from $65,656,858 for the six months ended December 31, 2014. This slightly increase was mainly attributable to Jinong’s higher priced liquid fertilizer sold despite the decrease in Jinong’s sales volume during the six months ended December 31, 2015.

For the six months ended December 31, 2015, Gufeng’s net sales were $41,814,506, an increase of $4,049,625 or 10.7% from $37,764,881 for the six months ended December 31, 2014. The increase was mainly attributable to Gufeng’s expanded marketing promotion strategy.

For the six months ended December 31, 2015, Yuxing’s net sales were $3,325,400, an increase of $1,394,175 or 72.2%, from $1,931,225 during the six months ended December 31, 2014. The increase was mainly attributable to the increase in market demand and higher prices on Yuxing’s top-grade flowers.

Total cost of goods sold for the six months ended December 31, 2015 was $64,326,541, an increase of $6,557,005, or 11.4%, from $57,769,536 for the six months ended December 31, 2014. This increase was mainly due to the 5.6% increase in net sales and an increase in the cost of raw materials.

Cost of goods sold by Jinong for the six months ended December 31, 2015 was $27,975,071, an increase of $2,280,408, or 8.9%, from $25,694,663 for the six months ended December 31, 2014. The increase was primarily attributable to its higher raw material cost.

Cost of goods sold by Gufeng for the six months ended December 31, 2015 was $34,458,522, an increase of $3,824,358, or 12.5%, from $30,634,164 for the six months ended December 31, 2014. This increase was primarily attributable to an increase in the cost of raw materials and an increase in the sales of fertilizer products.

For the six months ended December 31, 2015, cost of goods sold by Yuxing was $1,892,948, an increase of $452,239, or 31.4%, from $1,440,709 for the six months ended December 31, 2014. This increase was mainly due to the increase in Yuxing’s net sales.

Total gross profit for the six months ended December 31, 2015 decreased by $759,698 to $46,823,730, as compared to $47,583,428 for the six months ended December 31, 2014. Gross profit margin was 42.1% and 45.2% for the six months ended December 31, 2015 and 2014, respectively.

Gross profit generated by Jinong decreased by $1,926,901, or 4.8%, to $38,035,294 for the six months ended December 31, 2015 from $39,962,195 for the six months ended December 31, 2014. Gross profit margin from Jinong’s sales was approximately 57.6% and 60.9% for the six months ended December 31, 2015 and 2014, respectively. The decrease in gross profit margin was mainly due to higher raw material cost and higher packaging cost.

For the six months ended December 31, 2015, gross profit generated by Gufeng was $7,355,984, an increase of $225,267, or 3.2%, from $7,130,717 for the six months ended December 31, 2014. Gross profit margin from Gufeng’s sales was approximately 17.6% and 18.9% for the six months ended December 31, 2015 and 2014, respectively. The decrease in gross profit percentage was mainly due to the increased weight for lower-margin products sales in Gufeng’s total sales answering to market demand.

For the six months ended December 31, 2015, gross profit generated by Yuxing was $1,432,452, an increase of $941,936, or 31.7% from $490,516 for the six months ended December 31, 2014.  The gross profit margin was approximately 43.1% and 25.4% for the six months ended December 31, 2015 and 2014, respectively.

The increase in gross profit margin was mainly due to the higher priced top grade flowers that Yuxing sold during the six months ended December 31, 2015.

Our selling expenses consisted primarily of salaries of sales personnel, advertising and promotion expenses, freight-out costs and related compensation. Selling expenses were $7,628,858, or 6.9%, of net sales for the six months ended December 31, 2015, as compared to $2,716,702 or 2.6% of net sales for the six months ended December 31, 2014, an increase of $4,912,156, or 180.8%. The selling expenses of Yuxing were $143,171 or 4.3% of Yuxing’s net sales for the six months ended December 31, 2015, as compared to $21,073, or 1.1% of Yuxing’s net sales for the six months ended December 31, 2014.The selling expenses of Gufeng were $263,657 or 0.6% of Gufeng’s net sales for the six months ended December 31, 2015, as compared to $414,466, or 1.1% of Gufeng’s net sales for the six months ended December 31, 2014. The selling expenses of Jinong for the six months ended December 31, 2015 were $7,222,030 or 10.9% of Jinong’s net sales, as compared to selling expenses of $2,281,163, or 3.5% of Jinong’s net sales for the six months ended December 31, 2014. The increase in Jinong’s selling expenses was due to Jinong’s expanded marketing efforts and the increase in shipping costs.

Our selling expenses - amortization of our deferred assets were $18,377,467, or 16.5%, of net sales for the six months ended December 31, 2015, as compared to $20,982,516 or 19.9% of net sales for the six months ended December 31, 2014, a decrease of $2,605,049, or 12.4%. This decrease was due to the fact that some of the deferred assets were fully amortized and therefore no amortization was recorded on the fully amortized assets during the six months ended December 31, 2015.

General and administrative expenses consisted primarily of related salaries, rental expenses, business development, depreciation and travel expenses incurred by our general and administrative departments and legal and professional expenses including expenses incurred and accrued for certain litigations. General and administrative expenses were $5,659,624, or 5.1% of net sales for the six months ended December 31, 2015, as compared to $6,313,611, or 6.0%, of net sales for the six months ended December 31, 2014, a decrease of $653,987, or 10.4%. The decrease in general and administrative expenses was mainly due to the related expenses in the stock compensation awarded to the employees which amounted to $3,206,945 for the six months ended December 31, 2015 as compared to $3,206,945 for the six months ended December 31, 2014.

Net Income

Net income for the six months ended December 31, 2015 was $11,513,207, a decrease of $1,801,312, or 13.5%, compared to $13,314,519 for the six months ended December 31, 2014. The decrease was attributable to the higher cost of good sold and increase in selling expenses offset by an increase in our net sales. Net income as a percentage of total net sales was approximately 10.4% and 12.6 % for the six months ended December 31, 2015 and 2014, respectively.

Third Quarter Fiscal Year 2016 and Confirmed Fiscal Year 2016 Guidance

For the ongoing third quarter ending March 31, 2016, amid the marketing efforts both online and offline, management has expectation of net sales of $75 to $80 million, net income of $5 to $7 million, and EPS of $0.14 to $0.19 based on 37 million fully diluted shares. For the fiscal year ended June 30, 2016, management has expectation of net sales of $257.6 million to $269.4 million, net income of $21.1 million to $24.1 million, and an EPS of $0.57 to $0.65 based on 37 million fully diluted shares.

Conference Call

The Company will hold a conference call at 7:00 a.m. ET on Friday, February 5, 2016. Any interested participants are welcome to join in the call by following the dial-in details as set out below. When prompted by the operator, please indicate "China Green Agriculture's Second Quarter of Fiscal Year 2016 Financial Results" to join the call.

Participant Dial In (Toll Free):	1-888-346-8982
Participant International Dial In:	1-412-902-4272
Hong Kong-Local Toll	852-301-84992
Beijing-Local Toll	86-10-5357-3132
China Toll Free	86-4001-201203
Hong Kong Toll Free	852-800-905945

To access the replay, please dial any of the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Replay Access Code:	10076134

The replay will be available 1 hour after the end of the conference.

Teleconference Replay Available Until: February 11, 2016

About China Green Agriculture, Inc.

The Company produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. ("Jinong"), Beijing Gufeng Chemical Products Co., Ltd ("Gufeng") and a variable interest entity, Xi'an Hu County Yuxing Agriculture Technology Development Co., Ltd. ("Yuxing"). Jinong produced and sold 129 different kinds of fertilizer products through 1,044 distributors as of December 31, 2015, all of the products are certified by the government of the People's Republic of China (the "PRC") as Green Food Production Materials, as stated by the China Green Food Development Center. Gufeng, and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., produced and sold 332 different kinds of fertilizer products, and had 290 distributors in the PRC. For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan, a satisfactory conclusion of the pending securities class action litigation and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.
Ms. Ran Liu (English and Chinese)
Tel: +86-29-88266500
Email: liuran@cgagri.com

SOURCE China Green Agriculture, Inc.